Form C

Cover Page

Name of issuer:

Neurohacker Collective, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: WY

Date of organization: 12/11/2015

Physical address of issuer:

179 Calle Magdalena
Suite 100
Encinitas CA 92024

Website of issuer:

http://neurohacker.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/17/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

17

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,281,020.00	$121,042.00
Cash & Cash Equivalents:	$661,780.00	$89,042.00
Accounts Receivable:	$10,441.00	$0.00
Short-term Debt:	$470,242.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$510,287.00	$0.00
Cost of Goods Sold:	$164,068.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($895,180.00)	($13,000.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Neurohacker Collective, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
James Schmachtenberger	President	Neurohacker Collective	2014
Daniel Schmachtenberger	Chief Strategy Officer	Neurohacker Collective	2014
Jordan Greenhall	CEO	NeuroHacker	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jason Liebrecht	Chief Technology Officer	2016
Shawn Ramer	Chief Science Officer	2017
James Schmachtenberger	President	2014
Mark How	VP Sales and Marketing	2017
Daniel Schmachtenberger	Chief Strategy Officer	2014
Jordan Greenhall	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Critical Path Strategies Inc. (Controlled by Daniel Schmachtenberger)	2,800,000 Founders' Units	28.02
Brilliance Consulting, Inc (controlled by James Schmachtenberger)	3,200,000 Founders' Units	32.02
Crest Industries, LLC (Controlled by Jordan Greenhall)	2,800,000 Founders' Units	28.02

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our products are subject to government regulation, both in the United States and abroad, which could increase our costs significantly and limit or prevent the sale of our products

The manufacture, packaging, labeling, advertising, promotion, distribution, and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States and other countries. The primary regulatory bodies in the United States are the FDA and the FTC, and we are also subject to similar regulators in other countries. Failure to comply with these regulatory requirements may result in various types of penalties or fines. These include injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Individual states also regulate nutritional supplements. A state may interpret claims or products presumptively valid under federal law as illegal under that state's regulations. In markets outside the United States, we are usually required to obtain approvals, licenses, or certifications from a country's ministry of health or comparable agency, and comply with local labeling and packaging regulations, all of which vary from country to country. Approvals or licensing may be conditioned on reformulation of products or may be unavailable with respect to certain products or product ingredients. Any of these government agencies, as well as legislative bodies, can change existing regulations, or impose new ones, or could take aggressive measures, causing or contributing to a variety of negative consequences, including:

- requirements for the reformulation of certain or all products to meet new standards,
- the recall or discontinuance of certain or all products,
- additional record keeping,
- expanded documentation of the properties of certain or all products,
- expanded or different labeling,
- adverse event tracking and reporting, and
- additional scientific substantiation.

Any or all of these requirements could have a material adverse effect on us. There can be no assurance that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on us.

Varying state laws

Although the federal government has the right to regulate our products, which it has in fact done, state and municipal governments may adopt additional laws and regulations that further negatively affect our business. States that currently have laws that regulate certain aspects of our products, could, in the future, reverse course and adopt new laws that further regulate or negatively affect the nutraceutical industry. These state laws, like the federal laws, may adversely affect our ability to do business, and adverse enforcement actions under these laws may lead to costly litigation and a closure of our businesses, which, in turn, could significantly and negatively impact our business, operations and financial condition.

Regulation is dependent on the federal and/or state government or particular divisions thereof and is subject to change and differing interpretation by regulators.

Though our business will strive to always be in compliance with federal and state laws and regulations, and the business plan makes assumptions that its operations will be in compliance, there is no guarantee that our suppliers or government regulators will not interpret new regulations in such a way as to cause a disruption in our supply chain as these parties undertake increased scrutiny of raw materials and components of raw materials and products, causing certain suppliers or us to discontinue, change or suspend the sale of certain ingredients or components. If this happens, the results could have negative implications for the profitability of the business. Our business cannot affect the interpretation of these regulations, but can only attempt to comply at all times.

We are dependent upon the uninterrupted and efficient operation of our facilities, which are subject to power failures, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, natural or other disasters and the need to comply with the requirements or directives of government agencies, including the FDA.

We are dependent upon the uninterrupted and efficient operation of our facilities. Those operations are subject to power failures, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, natural or other disasters and the need to comply with the requirements or directives of government agencies, including the FDA. There can be no assurance that the occurrence of these or any other operational problems at our facilities would not have a material adverse effect on our business, financial condition and results of operations.

We face intense competition from competitors that are larger, more established and that possess greater resources than we do, and if we are unable to compete effectively, we may be unable to maintain sufficient market share to sustain profitability.

Numerous manufacturers and retailers compete actively for consumers. There can be no assurance that we will be able to compete in this intensely competitive environment. In addition, similar products can be purchased in a wide variety of channels of distribution. These channels include the Internet. Additional national or international competitors could enter the market at any time and may seek in the future to enter or to increase their presence in the nutraceutical industry. Increased competition in either or both could have a material adverse effect on us.

We may not be able to adequately protect our intellectual property rights.

Given the importance of brand recognition to our business, we have invested considerable effort in seeking trademark protection for our core brands, including the Qualia family of brands. However, we cannot be certain that the steps we have taken will be sufficient to protect our intellectual property rights in our brands adequately or that third parties will not infringe upon or misappropriate any such rights. Our trademark registrations and applications can potentially be challenged and cancelled or narrowed. Moreover, some of the countries in which we operate offer less protection for, and may subject these rights to higher risks, than is the case in Europe or North America. In addition, it is costly to litigate in order to protect any of our intellectual property rights. If we are unable to prevent third parties from infringing or misappropriating these rights in our core products or brands, including our Qualia family of brands, our future financial condition and our ability to develop our business could be materially adversely affected.

Other companies have from time to time taken, and may in the future take, actions that we believe violate our intellectual property rights and we may decide to enforce (and in some cases are currently enforcing) those rights against such actions. Uncertainties inherent in such litigation make the outcome and associated costs difficult to predict. If unsuccessful, the legal actions could result in the invalidation of some of our intellectual property rights, which could materially adversely affect our business.

We rely upon a combination of security measures, confidentiality policies, contractual arrangements and trade secret laws to protect our proprietary formulae and other valuable trade secrets. We may also rely upon patent, copyright and trademark laws to further protect our intellectual property rights. We cannot, however, be certain that the steps we take will prevent the development and marketing of similar, competing products and services by third parties. Any future patents that we obtain may not be sufficiently broad to protect us against third parties with similar products or to provide us with a competitive advantage. Moreover, our patents can potentially be challenged and narrowed or invalidated. Trade secrets are difficult to protect, and despite our efforts may become known to competitors or independently discovered. The confidentiality agreements we rely upon with our employees, customers, contractors and others may be breached, and we may not have adequate remedies for such breach. Failure to adequately protect our valuable intellectual property from being infringed or misappropriated could materially adversely affect our business.

The nutraceutical industry increasingly relies on intellectual property rights and although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us, which claims may result in substantial costs and diversion of management and other resources and could have a material adverse effect on our business, financial condition and operating results.

Recently it has become more and more common for suppliers and competitors to apply for patents or develop proprietary technologies and processes. We seek to ensure that we do not infringe the intellectual property rights of others, but there can be no assurance that third parties will not assert intellectual property infringement claims against us. These developments could prevent us from offering or supplying competitive products or ingredients in the marketplace. They could also result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights. If an infringement claim is asserted or litigation is pursued, we may be required to obtain a license of rights, pay royalties on a retrospective or prospective basis or terminate the manufacturing and marketing of our products that are alleged to have infringed. Litigation with respect to such matters could result in substantial costs and diversion of management and other resources and could have a material adverse effect on our business, financial condition and operating results.

We may be required to defend ourselves against intellectual property claims from third parties, which could harm our business.

Regardless of merit, there are third-party patents that may cover our products. Third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If a third party asserts that our products or services are infringing upon its intellectual property, these claims could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages and/or prevent us from selling our products. Even if we were to prevail against such claims, any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. Furthermore, as a result of an intellectual property challenge, we may find it necessary to enter into royalty licenses or other costly agreements, and we may not be able to obtain such agreements at all or on terms acceptable to us.

Our success depends on attracting and retaining qualified personnel in a competitive environment.

Our business strategy and future success depends, in part, upon our ability to attract, hire and retain highly-skilled managerial, professional service, sales, development, marketing, accounting, administrative, information technology, science, research and infrastructure-related personnel in a competitive environment, who are critical to our business functions. The market for highly-skilled employees is competitive in the labor markets in which we operate. Our business could be materially adversely affected if we are unable to retain key employees or recruit qualified personnel in a timely fashion, or if we are required to incur unexpected increases in compensation costs to retain key employees or meet our hiring goals. If we are not able to retain and attract the personnel that we require, or we are not able to do so on a cost-effective basis, it could be more difficult for us to sell and develop our products and services and execute our business strategy.

The alternative health industry faces strong opposition.

Although recent public opinion appears to support holistic approaches to health, including nutraceuticals, it is believed that well-funded, significant businesses may have a strong economic opposition to the nutraceutical industry as currently formed. This could result in lobbying and other activities aimed at halting or rolling back the nutraceutical movement which could have a significant and negative impact on the nutraceutical industry and, consequently, on our business, operations and financial condition.

We derive a significant percentage of our revenues from one marketing channel.

The loss of this channel could materially adversely affect our financial performance.

Our products are sold principally directly to customers and revenues attributable to one marketing channel, Facebook, Inc. (“Facebook”), accounted for up to 40% of our gross sales for the trailing six months. If this channel ceases doing business with us or if we encounter any difficulties in our relationship with Facebook, our business could be materially adversely affected.

We are highly dependent upon consumers’ perception of the safety and quality of our products as well as similar products distributed by other companies in our industry, and adverse publicity and negative public perception regarding particular ingredients or products or our industry in general could limit our ability to increase revenue and grow our business.

Decisions about purchasing made by consumers of our products may be affected by adverse publicity or negative public perception regarding particular ingredients or products or our industry in general. This negative public perception may include publicity regarding the legality or quality of particular ingredients or products in general or of other companies or our products or ingredients specifically. Negative public perception may also arise from regulatory investigations, regardless of whether those investigations involve us. We are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful could have a material adverse effect on us, regardless of whether these reports are scientifically supported. Publicity related to nutritional supplements may also result in increased regulatory scrutiny of our industry. Adverse publicity may have a material adverse effect on our business, financial condition, results of operations and cash flows. There can be no assurance of future favorable scientific results and media attention or of the absence of unfavorable or inconsistent findings.

Our success depends on sustaining the strength of our brands, particularly our Qualia brand.

The Qualia brands accounted for 100% of our net sales for the last twelve months. The willingness of consumers to purchase our products depends upon our ability to offer attractive brand value propositions. This in turn depends in part on consumers attributing a higher value to our products than to alternatives. If the difference in the value attributed to our products as compared to those of our competitors narrows, or if there is a perception of such a narrowing, consumers may choose not to buy our products. If we fail to promote and maintain the brand equity of our products across each of our markets, then consumer perception of our products’ quality may be diminished and our business could be materially adversely affected. Our ability to maintain or improve our brand value propositions will impact whether these circumstances will result in decreased market share and profitability.

Sales of our products are subject to changing consumer preferences, and our success depends upon our ability to predict, identify and interpret changes in consumer preferences and develop and offer new products rapidly enough to meet those changes.

Our success depends on our ability to predict, identify and interpret the tastes, habits and needs of consumers and to offer products that appeal to those preferences. If we do not succeed in offering products that consumers want to buy, our sales and market share will decrease, resulting in reduced profitability. If we are unable to predict accurately which shifts in consumer preferences will be long lasting, or to introduce new and improved products to satisfy those preferences, our sales will decline. In addition, given the variety of cultures and backgrounds of consumers in our consumer base, we must offer a sufficient array of products to continue to maintain our brand and competitive position. As such, we must be successful in developing innovative products across our product categories.

Resources devoted to research and development may not yield new products that achieve commercial success.
Our ability to develop new products depends on, among other factors, our ability to deliver novel and effective applications of psychoneuropharmacology using complex stacks of nutritional supplements. These formulations require significant investment in research and development and testing of new ingredients and new production processes. We devote significant resources to investment in research and development in order gain a deep understanding of the mind body interface. The research and development process is expensive, prolonged and entails considerable uncertainty. Development of a new product, from discovery through testing and registration to initial product launch, typically takes between one and three years. Each of these periods varies considerably from product to product and country to country. Because of the complexities and uncertainties associated with research and development, products that we are currently developing may not complete the development process or obtain the regulatory approvals required for us to market such products successfully. We cannot assure you that any of our products currently in our development pipeline will be commercially successful.

If we experience product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected.
We may be exposed to product recalls and adverse public relations if our products are alleged to cause injury or illness, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall may require significant management attention. Product recalls may hurt the value of our brands and lead to decreased demand for our products. Product recalls also may lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We may experience product liability claims and litigation to prosecute such claims, and although we maintain product liability insurance, which we believe to be adequate for our needs, there can be no assurance that our insurance coverage will be adequate or that we will be able to maintain adequate insurance coverage.
As a manufacturer and a distributor of products for human consumption, we experience product liability claims and litigation to prosecute such claims. Additionally, the manufacture and sale of these products involves the risk of injury to consumers as a result of tampering by unauthorized third parties or product contamination. If insurance coverage is inadequate or unavailable or premium costs continue to rise, we may face additional claims not covered by insurance, and claims that exceed coverage limits or that are not covered could have a material adverse effect on us.

We may become party to a number of lawsuits that arise in the ordinary course of business in the future.
We may become party to a number of lawsuits that arise in the ordinary course of business in the future. The possibility of such litigation, and its timing, is in large part outside our control. Some of these lawsuits may involve class action claims, which by virtue of involving a large number of potential class members, may require increased costs of defense and risk. While no current lawsuits in which we are involved exist as of the date of this filing, it is possible that future litigation could arise, that could have material adverse effects on us.

Adverse economic conditions may harm our business.
Inflation or other changes in economic conditions that affect demand for nutritional supplements and nutraceutical products could adversely affect our revenue. Uncertainty about current global economic conditions poses a risk as consumers and businesses may postpone spending in response to tighter credit markets, negative financial news and/or declines in income or asset values, each of which could have a material negative effect on the demand for our products. Other factors that could influence demand include conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on demand for our products and on our financial condition and operating results.

We have a limited operating history.
We are a new company, in a relatively new market and we have no previous experience managing an entity, similar to our company, that operates in the nutraceutical industry. The likelihood of the success of our company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business enterprise and the new industry in which our company will operate.

The nutraceutical industry is a relatively new industry that, as a whole, may not succeed. If that happens, there may not be an adequate demand for our company to succeed. As a relatively new industry, there are few established players whose business models our company can follow or build upon. Similarly, there is limited information about comparable companies available for potential investors to review in making a decision about whether to invest in our business.

Potential investors should further consider, among other factors, our company's prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. Should such risks arise, our company might not be able to successfully address these risks and uncertainties or successfully implement the company's business plan. If our company fails to do so, such failure could have a significant and negative impact on the company's business, operations and financial condition.

As a part of our business strategy, we may make acquisitions. These acquisitions could disrupt our operations and harm our operating results.
An element of our strategy includes expanding our product offerings, and gaining access to new technology, skills and other resources through strategic acquisitions when attractive opportunities arise. Acquiring additional businesses and the implementation of other elements of our business strategy are subject to various risks and uncertainties. Some of these factors are within our control and some are outside our control. These risks and uncertainties include, but are not limited to, the following:

-any acquisition may result in significant expenditures of cash, equity and/or management resources,
-acquired businesses may not perform in accordance with expectations,
-we may encounter difficulties and costs with the integration of the acquired businesses,
-management's attention may be diverted from other aspects of our business,
-we may face unexpected problems entering geographic and product markets in which we have limited or no direct prior experience,
-we may lose key employees of acquired or existing businesses,
-we may incur liabilities and claims arising out of acquired businesses,
-we may be unable to obtain financing, and
-we may incur indebtedness or issue additional units, which could be dilutive to investors of our business

There can be no assurance that attractive acquisition opportunities will be available to us, that we will be able to obtain financing for or otherwise consummate any acquisitions or that any acquisitions which are consummated will prove to be successful. There can be no assurance that we can successfully execute all aspects of our business strategy.

Our success is dependent on the accuracy, reliability, and proper use of sophisticated and dependable information processing systems and management information technology and any interruption in these systems could have a material adverse effect on our business, financial condition and results of operations.

Our success is dependent on the accuracy, reliability and proper use of sophisticated and dependable information processing systems and management information technology. Our information technology systems are designed and selected in order to facilitate order entry and customer billing, maintain customer records, accurately track purchases and incentive payments, manage accounting, finance and manufacturing operations, generate reports, and provide customer service and technical support. Any interruption in these systems could have a material adverse effect on our business, financial condition and results of operations. Like other companies, our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, cybersecurity breaches and other security issues. It is impossible to foresee and protect against all possible failure or breach scenarios whether malicious or accidental. A security breach or interruption could occur due to the actions of outside parties, employee error, hardware or software failures, malfeasance or a combination of these and other actions. Such a breach or interruption in information technology equipment or systems could result in a loss of competitive sensitive business information, disruptions to business operations, damage to our reputation, financial exposure in connection with remediation efforts, investigations, legal proceedings and additional expenses required to mitigate the exposed risk to the systems.

We may experience liabilities or negative effects on our reputation as a result of real or perceived quality issues, including product recalls, injuries or other claims.

Whether real or perceived, contamination, spoilage or other adulteration, product misbranding or product tampering could require us to recall products. While such recalls have not occurred in the past, we cannot assure you that such material product recalls will not occur in the future. We may also be subject to liability if our products or operations violate or are alleged to violate applicable laws or regulations or in the event our products cause, or are alleged to cause, injury, illness or death. Whether real or perceived, reports or allegations of inadequate product quality control with respect to other manufacturers of similar products also could adversely impact sales of our products. In addition, we advertise our products and could be the target of claims relating to false or deceptive advertising under U.S. Federal and state laws as well as foreign laws, including consumer protection statutes of some states. A significant product liability or other legal claim or judgment against us or a widespread product recall may negatively impact our profitability. Even if a product liability or consumer fraud claim is unsuccessful or is not merited or fully pursued, the negative publicity surrounding such assertions regarding our products or processes could materially adversely affect our reputation and brand image and therefore our business.

Commodity price increases will increase our operating costs and may reduce our profitability.

Commodity prices impact our business directly through the cost of raw materials used to make our products, the cost of inputs used to manufacture and ship our products (such as crude oil and energy) and the amount we pay to produce or purchase packaging for our products (such as cardboard and plastic). Commodities such as these are susceptible to price volatility caused by conditions outside of our control, including fluctuations in commodities markets, currency fluctuations and changes in governmental programs. If, as a result of consumer sensitivity to pricing or otherwise, we are unable to increase our prices to offset the increased cost of commodities, we may experience lower profitability and we may be unable to maintain historical levels of productivity.

The international potential of our business subjects us to additional business risks that could cause our revenue and profitability to decline.

We do not currently operate our business internationally, but we intend to do so. The risks associated with our operations outside of the United States include:
•multiple regulatory requirements that are subject to change and that could restrict our ability to manufacture, market or sell our products;
•inflation, recession, fluctuations in foreign currency exchange and interest rates and discriminatory fiscal policies;
•trade protection measures, including increased duties and taxes, and import or export licensing requirements;
•price controls;
•government health promotional programs intended to discourage the use of our products;
•ownership regulations;
•differing local product preferences and product requirements;
•difficulty in establishing, staffing and managing operations;
•differing labor regulations;
•potentially negative consequences from changes in or interpretations of tax laws;
•political and economic instability;
•enforcement of remedies in various jurisdictions;
•changes in foreign medical reimbursement policies and programs; and
•diminished protection of intellectual property in some countries.

These and other risks could have a material adverse effect on our business.

We rely on third parties to provide us with materials and services in connection with the manufacturing and distribution of our products.
Unaffiliated third-party suppliers provide us with materials necessary for commercial production of our products, including certain key raw materials and primary packaging materials (such as bottles). In particular, PureNSM ("Manufacturer") is our primary manufacturer. We may be unable to manufacture our products in a timely manner, or at all, if any of our third-party suppliers, including PureNSM, should cease or interrupt production or otherwise fail to supply us or if the supply agreements are suspended, terminated or otherwise expire without renewal. If these suppliers are not able to supply us with the quantities of materials we need or if these suppliers are not able to provide services in the required time period, this could have a material adverse effect on our business. In particular, the following ingredients are unique and it is difficult to find alternative suppliers:

PurEnergy - Chromadex
Curcumin C3 Complex - Sabinsa
Bioperine Piperine Extract - Sabinsa
VitaShine Vitamin D3 - Vegetology
BioPQQ - Maypro
ActivAMP Gynostemma - Gencor
Cognizen Citicoline - Kyowa Hakko Bio CO

We also utilize third parties to distribute our products. If any of our third-party distributors fail to distribute our products in a timely manner, or at all, or if our distribution agreements are suspended, terminated or otherwise expire without renewal, our profitability could be materially adversely affected.

Our ingredients are unique and high quality leading to high costs of goods sold.
If we are unable to secure adequate capital to fund manufacturing and inventory, we will be unable to meet growing demand for our products.

The manufacture of many of our products is a highly exacting and complex process, and if we or one of our suppliers should encounter problems manufacturing products, our business could suffer.
The manufacture of many of our products is a highly exacting and complex process, in part due to strict regulatory requirements. Problems may arise during the manufacturing process for a variety of reasons, including equipment malfunction, failure to follow specific protocols and procedures, problems with raw materials, maintenance of our manufacturing environment, natural disasters, various contagious diseases and process safety issues. If problems arise during the production of a batch of product, that batch of product may have to be discarded. This could, among other things, lead to increased costs, lost revenue, damage to customer relations, time and expenses being spent investigating the cause and, depending on the cause, similar losses with respect to other batches or products. If problems are not discovered before the affected product is released to the market, recall and product liability costs as well as reputation damage may also be incurred. To the extent that we or one of our suppliers experience significant manufacturing problems, this could have a material adverse effect on our business.

We may experience difficulties and delays inherent in the manufacturing and selling of our products.
We may experience difficulties and delays inherent in the manufacturing and selling of our products, such as: (1) seizure or recalls of products or forced closings of manufacturing plants; (2) the failure to obtain, the imposition of limitations on the use of, or loss of, patent, trademark or other intellectual property rights; (3) our failure, or the failure of any of our vendors or suppliers, to comply with current quality control practices and other applicable regulations and quality assurance guidelines that could lead to temporary manufacturing shutdowns, product shortages and delays in product manufacturing; (4) construction delays related to the construction of new facilities or the expansion of existing facilities, including those intended to support future demand for our products; (5) other manufacturing or distribution problems, including changes in manufacturing production sites and limits to manufacturing capability due to regulatory requirements, changes in types of products produced or physical limitations that could impact continuous supply; (6) availability of raw materials; and (7) restrictions associated with the transportation of goods in and out of foreign countries.

Disruption of our global supply chain could materially adversely affect our business.
Our ability to manufacture, distribute and sell products is critical to our success. Damage or disruption to raw material supplies or our manufacturing or distribution capabilities due to weather, natural disaster, fire, terrorism, strikes, various contagious diseases or other reasons could impair our ability to manufacture or sell our products. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, could materially adversely affect our business.

If we fail to increase our production and manufacturing capacity, we will be unable to continue to grow and our ability to produce new products, expand within our existing markets and enter into new markets will be limited.
Growth in demand for our products has increased the utilization of our production and manufacturing facilities, including manufacturing capacity provided by third-party manufacturers and packaging capacity with respect to our products. If we are unable to successfully expand our production and manufacturing capacity, we will be unable to continue our growth and expand within our existing markets or enter into additional geographic markets or new product categories. In addition, failure to successfully expand our production and manufacturing capacity will limit our ability to introduce and distribute new products, including our existing pipeline of innovations and product improvements, or otherwise take advantage of opportunities in new and existing markets. Further, increasing our production and manufacturing facilities requires significant investment and build times. Delays in increasing capacity could also limit our ability to continue our growth and materially adversely affect our business.

We have substantial debt, which could materially adversely affect our business and our ability to meet our obligations.
As of June 15, 2017, we had indebtedness of $131,793 from Orchid LLC due and payable in three payments in the months of June, July and August.

We also have indebtedness of $130,967 from Crest industries LLC owed by November 30th, 2017.

This amount of debt could have important consequences to us and our investors, including:

•requiring a substantial portion of our cash flow from operations to make interest and principal payments on this debt;
•requiring us to repay the full amount of our debt upon a change of control event;
•making it more difficult to satisfy debt service and other obligations;
•increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs;
•increasing our vulnerability to general adverse economic and industry conditions;
•reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow our business;
•limiting our flexibility in planning for, or reacting to, changes in our business and industry;
•placing us at a competitive disadvantage to our competitors that may not be as leveraged with debt as we are; and
•limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase units.

To the extent we become more leveraged, the risks described above could increase. In addition, our actual cash requirements in the future may be greater than expected. Our cash flow from operations may not be sufficient to repay at maturity all of the outstanding debt as it becomes due, and we may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance our debt.

The holders of the SAFEs may not have control over when the SAFEs are converted into preferred stock.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any “default” provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$250,000**
Use of Proceeds:	The first $250,000 will be used to finance inventory and marketing to grow revenues.
If we raise:	**$500,000**
Use of Proceeds:	New product development. We currently have a dozen potential products in our pipeline. We will use additional capital to build out our product development and product management team and to bring to market several new products by the end of 2017.
If we raise:	**$750,000**
Use of Proceeds:	Roll out internationally. Starting with Canada and moving as quickly as possible to additional markets (local regulations will determine how long it takes).

If we raise:	**$1,070,000**
Use of Proceeds:	Roll out of both our wholesale program and our long-anticipated members-only "black label" program.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
- (ii) if the valuation for the company is more than **$20 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights, including after they receive **Units**.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

if the Investor is not a Major Investor (has invested over 25k), any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

iii) regardless of whether the Investor is or is not a Major Investor, (A) the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors and (B) the limited liability company terminology herein (e.g., units, managers, operating agreement, and the like) may be conformed by the Company in connection with a Structure Change.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
Series Seed 2 Units	3,215,335	3,215,335	No
Series Seed 1 Units	1,200,000	1,200,000	No
Founders Units	9,994,145	9,994,145	Yes
Common Stock			No
Other			
Common Units	10,005,855	2,348,616	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Series Seed units 1 and 2 have right to priority of return on capital from any distributions made by the company and a 1X liquidity preference.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

NO

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

First Bridge Loan. Orchid, LLC. $120,000 principal with a total of $131,793 owed by August 31st, 2017.

Second Bridge Loan. Crest Industries, LLC. $120,000 principal with a total of $130,967 owed by November 30th, 2017. Crest is controlled by Jordan Greenhall, the CEO of Neurohacker Collective.

In addition, we have a credit with American Express that we use to finance expenditures. At any given point in time it can range from $20k outstanding to $80k outstanding. The company pays the balance in full each month. If the company pays 30 days late, there is a $38 fee. If the company pays 60 days late, the interest rate is 2.99% on the past due amount. If the company pays 30 days late, it runs the risk that the credit line is shut down.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The company has a bridge loan from Crest Industries, LLC. $120,000 principal with a total of $130,967 owed by November 30th, 2017. Crest is controlled by Jordan Greenhall, the CEO of Neurohacker Collective,

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. We are a product company applying unique insight into complex systems science to deliver 'the full power of science and nature' to human wellbeing. We leverage our product design, branding, storytelling and direct marketing expertise to help consumers access technologies such as cognitive enhancement stacks that are otherwise only available to a select few dedicated "neurohackers" and to innovate novel products that are not currently available in the market at all.

To date, our flagship nootropic product, Qualia, has delivered 100% of our revenue. Using a combination of social media marketing, partnerships with mission-aligned individuals and content, we reach out directly to individuals and invite them to come to our website Neurohacker.com to learn more about our approach and mission - and to purchase Qualia in either a one month supply ($149.00) or a monthly subscription ($129.00 per month).

We launched Qualia and our website in April of 2016 and generated $510k in revenue in 2016. As our marketing capabilities and brand position have continued to improve, we have experienced rapid growth. Through May 2017, we have booked $1.64M in revenue with Q1 2017 growing 104% over Q4 2016. Roughly 75% of revenues are attributed to one time purchases and 25% to subscribers.

The original idea for the business came in the Summer of 2014 and James and Daniel Schmachtenberger led research and formulation through to our launch in April of 2016. The company was formally founded in November of 2015 and first revenue was in May of 2016. We crossed the $1M revenue mark in March of 2017 and the $2M revenue mark two months later in May. We also hit 10,000 customers in April of this year.

We aim to continue to grow the business.

Although there is no guarantee that our historical results (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. We are still very early in understanding and optimizing our direct marketing efforts; we are just beginning to benefit from our channel partner relationships; we have only barely begun exploring wholesale and doctor's office channels; we currently sell only in the United States; and we have only rolled out one product of the many products that we intend to develop and deliver.

Nonetheless, it may be years before Investors see a return on their investment, if they do at all. We are at the beginning of what we hope will be an important upgrade to human wellbeing and whole-system performance. Our early results show promise, but it is a long way to the end of this road.

In particular, over the next year, we will turn our focus towards product-line expansion. Qualia is a flagship - but it is only the tip of the iceberg. Product development is always a risky venture, but it is our intent to bring to market many new products across the entire potential space of neurotech and nootropics.

-

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

Liquidity. Our cash and cash equivalents at **April 30, 2017** were held for working capital purposes.

We had 227,478 in cash in the bank as of 5/30/2017. Shortly thereafter we closed an additional 120k bridge loan described below. We burn ~ $120k/month giving us ~ 3 months of runway. We anticipate our burn rate to remain the same. We will likely increase expenses slightly if we raise at least 500k.

We anticipate using our available cash for inventory, customer acquisition and general operating expenses over the next three quarters. We base this estimate on our current expectations of growth and trends in costs of goods sold and customer acquisition as well as new vendor financing relationships that we expect will enable us to more effectively manage cash and growth.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital as well as capital to pursue new product development. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to our ability to make investments in research and product development as well as to spend more aggressively on growth.

Cash used in operating activities. Net cash used in operating activities consisted of net income adjusted for certain non-cash items including depreciation and amortization, bad debt expense, unit-based compensation and deferred income taxes, as well as the effect of changes in working capital and other activities.

As an early stage startup, we are still burning capital to establish our position in the market. In 2016, we showed net operating losses of $895k and an operating margin of -175%. Cash and cash equivalents at the close of 2016 was $661,780.

This was our first year of meaningful operations and we began earning income in the second quarter of the year. At the same time, we spent money finalizing product development on Qualia, including branding and establishing our supply chain and funding inventory, building our Neurohacker website, growing staff from our original five founders to 17 full time employees and a number of advisors and contractors and beginning to experiment with various marketing channels.

For the first quarter of 2017, we showed operating losses of $419k and an operating margin of -51% and for April and May of 2017, we are showing operating losses of $251k at a margin of -31%. Cash and cash equivalents at the end of May was $227,478. These results show that we have been able to scale revenue while increasing the efficiency of our use of cash. In particular, over the past five months, our primary increase in operating expenses have come from variable revenue-associated costs such as costs of goods sold and customer acquisition.

Capital Resources. We have financed our operations through internally generated income, private sales of preferred equity, and issuances of short-term convertible debt.

Series Seed 1. In December of 2015, we raised $240k in a seed round of non-voting preferred equity. The preferences of this class include the right to priority of return on capital from any distributions made by the company and a 1X liquidity preference.

Series Seed 2. In 2016, we raised $1.8mm in a second seed round under similar preference terms.

Bridge Notes. In February, we entered into $120k short-term debt note, which we refer to as our First Bridge Loan. We have used this note to finance inventory and it is secured by inventory. Payments on the principal and interest of the bridge note begin in June 2017 and will be paid up with a bulk payment of $87k in August. All told, we expect to make payments of $131,793 over the next three months on the First Bridge Loan at which point the note will be terminated.

The First Bridge Loan contains customary events of default and affirmative covenants. In particular, it requires that we maintain a minimum number of units in inventory and requires an accelerated payment of $20 per unit sold if and when our inventory falls below that minimum. We were in compliance with such covenants as of **May 15, 2017**.

Our obligations under the First Bridge Loan are secured by all physical property of the company including inventory.

In May, we entered into a $120k short-term debt note (the "Second Bridge Loan"). We use this note to finance inventory. Payments will begin in August. The note will be paid off with a payment of $86k in October. The total amount of payments due by November under this note is $130,967.

Historical Results of Operations. We began meaningful revenues ($40k in September of 2016) and have experienced an average month to month growth rate of 34% from that point to the close of May, 2017. Revenue growth in the most recent four months has settled in at a more sustainable pace of 13% month to month. Based on prior operations and without consideration of any new product development, we believe that monthly revenue growth will continue to slow gradually. In order to achieve continued revenue growth, we must be able to continue to grow our marketing spend with customer acquisition costs similar to that of Q1 of 2017 and we must continue to be able to grow both channel partner and organic traffic to our website apace.

Our overall costs of goods sold have averaged 35% of revenue over the past 12 months of operations and we expect this to continue into the foreseeable future with a slight decline as we achieve economies of scale near the end of 2017.

Our results since inception are reflective of a successful start-up company surmounting the first few major hurdles. We achieved product-market fit by the end of Q3 of 2016. We demonstrated the viability (and potential profitability) of our business model by the end of Q1 of 2017 and we are currently showing meaningful traction in actually scaling that business model efficiently.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://neurohacker.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Neurohacker SAFE LLC

Appendix C: Financial Statements

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Daniel Schmachtenberger
James Schmachtenberger
Jason Liebrecht
Jordan Greenhall
Mark How
Shawn Ramer

Appendix E: Supporting Documents

Neurohacker_-_LLC_Agreement.doc

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Supplement designed to enhance your mental and emotional capacity

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$500 min **INVEST**

by Wefunder Portal LLC

Future Equity (SAFE)

$20M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Neurohacker Collective. If you invest, you're betting the company will be worth more than $20M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$500+	Get a free case of
	1 month free on a subscription to flagship nootropic, Qualia
$1,000+	Membership in our product Beta test group - help us design and test new formulations and products.
$5,000+	1 monthly complimentary subscription to flagship nootropic, Qualia
$25,000+	2 monthly complimentary subscriptions to flagship nootropic, Qualia
$50,000+	Membership in our Black Label Program and access to unique Black Label products as they come available.

> *More and more people are recognizing that they can no longer rely on distant authorities to safeguard their individual wellbeing. At the same time, they are gathering together in communities around the Internet and the world to take empowered responsibility of their mind and their body. The Neurohacker Collective is one of those communities, focused on collaborating on meaningful and sustainable upgrades to personal wellbeing.*



Jordan Greenhall

CEO, NEUROHACKER COLLECTIVE

OUR AMBITION

We are building a comprehensive understanding of the interface between our bodies and the quality of our subjective experience. Our pilot product, Qualia, is a nootropic stack (supplements that benefit brain functions) based on this unique whole-systems approach designed to improve focus, expand creativity, reduce anxiety, and enhance empathy. Our mission is to help build a global alliance of empowered individuals to collaboratively upgrade the science and practice of human wellbeing.

KEY FACTS

- $2,154,199 in lifetime sales
- $821,123 revenue April-May 2017
- Launched Neurohacker.com and proved product-market fit
- Broad synthesis of thousands of research studies of hundreds of ingredients into a unique model for stack formulation
- Two thousand active subscribers
- Collaborative formulation of Qualia

DOCUMENTS

Neurohacker_Slide_Deck.pdf

neurohacker.com

TECH FOOD RETAIL BIO TECH HEALTH AND FITNESS LIFESTYLE

WHY I LIKE NEUROHACKER COLLECTIVE

Cognitive enhancement technologies, whether in the form of ingestible supplements, hardware technologies, or behavioral strategies, are here to stay, and are evolving fast into the mainstream. It is obvious that people urgently want to upgrade their mental performance, but most just don't know how to do that in a sustained way. As a career neuroscientist, I get asked about the topic of cognitive enhancement tools all the time. My answer used to be, "there is nothing yet."

I learned about NHC and their plans to build and curate products for cognitive enhancement two years ago. They are feverishly driven to succeed and firmly grounded in the logic and practices of what's truly required to... READ MORE



Andrew Huberman

ASSOCIATE PROFESSOR, DEPARTMENT OF NEUROBIOLOGY STANFORD UNIVERSITY SCHOOL OF MEDICINE, NEUROHACKER INVESTOR

THE BUZZ ABOUT NEUROHACKER COLLECTIVE

Amazing focus, uplifted mood, and decreased procrastination best describe my experience with Qualia. One of the finest supplements on the market as far as I am concerned. I am normally very sensitive to supplements, stimulants in particular; however, I tolerate Qualia at its full dose. In fact, I tolerate it best at its full dose, despite the fact that I am only about 160 pounds. The team at the Neurohacker Collective obviously did their homework with Qualia, as it is an incredible supplement!

Robert
Customer

It is easy and straight forward. I feel very focused, more energy and its sustained for the entire day from 5:30am to 6 or 7pm! Love this stuff!

Kirby
Customer

I liked Qualia a lot, first use was amazing and unlike any other nootropic experience I've had and I've tried and tested a lot. Had a rather quick adaptation to it, probably because my system is attuned to these types of products, so for that reason I cycle every few days to keep it potent but great product here, they're really on to something.

Brandon
Customer

Neurohacker Collective - What Comes After Qualia?
March 24, 2017

Speaking to the co-founders of the Neurohacker Collective makes it obvious these people are more interested in nootropics and cognitive enhancement than the businessmen of the industry. Whereas many nootropics founders that create unique

Qualia Review: 2 Unusual Reasons This Nootropic is the Future
December 8, 2016

When I first spoke on the phone with Daniel Schmachtenberger, co-founder of the Neurohacker Collective [1], I had researched neither the man nor the business and had no idea what to expect.

Massively Upgrade Your Brain - Qualia Nootropic Review and The Neurohacker Collective - ErisFit
August 16, 2016

Are you looking for a review of the most complete and epic nootropic stack, Qualia? You're in the right place if you are ready to Upgrade Your Brain, Increase Your Salary, Become More Creative, and Improve your Athletic Performance. We even have a FAT

Neurohacking is an Emerging Industry

Science and technology are carefully deployed to help fully realize human capacity.

Neurohacking is a brand new industry that seeks to combine psychology, technology, neurobiology and pharmacology with the mission of helping people achieve their full potential. From medicinal supplements to hardware, Neurohacking improves concentration, creativity, and productivity.


NEUROHACKER
COLLECTIVE

Neurohacking 101 with Jason Silva

"We're entering an age where advancements in psychology, technology...are allowing us to peel underneath the hood of our brains."

As host of Brain Games on NatGeoTV and YouTube's "Shots Of Awe", Jason Silva attracts millions who seek to understand our conscious experience. Here, he explores the emerging field of neurohacking.

A Product Engine for Neurohacking Supplements

We research and develop supplements to maximize your brain.

We believe fully optimized human beings lead to a better world, and to achieve that we need to work as a collective. That's why we've gathered artists, neurologists, technologists, visionaries and more to collaborate on the future of neurohacking products. We are most deeply focused on the science and the complex modeling necessary to deliver real efficacy in this space.


QUALIA
STEP ONE
NEUROHACKER
QUALIA
STEP TWO
NEUROHACKER

Meet Qualia

Our Flagship Product

Qualia is a supplement stack with 42 ingredients that is designed to optimize mental capacity so you can be more productive and create more impact in the world.

- A whole system approach: permaculture for the mind
- Established product/brand leadership
- Generating resources to expand

$2,154,199

In Total Sales So Far

In just 1.5 years, we've generated over $2M in sales and developed a loyal following of customers who believe in our product and keeps coming back for more.



$6M
$4.5M
$3M
$1.5M
0
$1,000,000
$750,000
$500,000
$250,000
0
Revenue Run Rate (May 2017): $5,016,000
Revenue Q2 '17 (April, May): $820,000
Two Months (April - May)
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Revenue Run Rate (calc. by monthly revenue)
Quarterly Revenue

Our Customers are Passionate About Us

We've developed Qualia with the purest and most potent and synergistic ingredients and our customers love that.



Erica Lee, Entrepreneur

"The human operating systems needs a radical upgrade...and Qualia makes me calm and make better decisions."



Charmaine Olivia, Artist

"Qualia helps me just start things and not be freaked out by it."


Warrior

Mansal Denton, Blogger

"Qualia is most useful for high performance individuals (entrepreneurs, executives, professionals)..."

Our Journey So Far

We're a young company but we've generated great results in just a short period of time. Join us as we anticipate our launch on Amazon and beyond.



Website Goes Live and Qualia Launches

April 2016

Q3 2016

1,000th Sale

Closed 2nd round of Funding

With $1.8 million.

October 2016

THE WALL STREET JOURNAL.
Billboard

Mainstream Media Buzz

Increased mainstream media coverage of nootropics; we appear in Wall Street Journal, Hollywood Reporter, Billboard, Huffington Post, and futurism.com

Q1 2017



Podcasts Light Up with Neurohacking

Co-founder Daniel Schmachtenberger spreads the message of human optimization; interviews include biohackers Ben Greenfield & Mike Bledsoe, SEALFIT founder Mark Divine, & Smart Drug Smart's Jesse Lawler.

Q1 2017

Wholesale Program Launches

Approximately 50% of wholesale accounts are medical professionals and health & wellness practitioners.

Q1 2017


BRAIN GAMES

First Celebrity Endorsement

Host of NatGeoTV's "Brain Games" Jason Silva launches a video about the emerging field of neurohacking, and Qualia.

February 2017

Reached 1st $1 Million in Lifetime Company Revenue

March 2017



Qualia Appears in 1st Retail Store

Local eatery EVE Encinitas begins carrying Qualia on their shelves; we create a new smoothie for them, 'The Neurohacker.'

March 2017

Channel Partner Program Expands

Program expands to over 70 channel partners, accounting for around 40% of revenues per month.

May 2017

20,000 Units of Qualia Sold

March 2017

Launching on Amazon.com

June 2017

Neurohacker Collective's Next Steps

Our first year with our flagship product Qualia helped us prove that the market craved a premium cognitive enhancement supplement. Now, we're expanding our horizons.

Wholesale

We signed our first wholesale account in Q1 this year. Today, we serve almost 30 accounts and we are pursuing several major new accounts. Wholesale will ultimately break into two categories. Retailers like grocery and big box stores will become important sales channels. Doctor and Psychiatrist offices can provide important feedback to advance the science and enable new product categories.

International

All sales so far have been exclusively within the United States. Selling into other countries requires navigating and complying with local regulatory requirements at the product and marketing level. We aim to begin delivery into Canada in Q3 and to expand into additional international markets through the 2017 calendar year.



New Products

As we continue to build our trusted brand, optimize our marketing channels and streamline our manufacturing processes, our “product engine” kicks in to create new products based on customer feedback and demand. We aim to bring several new products to market by the end of 2017.

Let's Think Better, Together



The world is changing. And it is getting harder every day to make sense out of any of it. I firmly believe that something profound is going on. Namely, that we are in currently the middle of a Great Transition between an old way of doing and being in the world and some new way that we can sense and aspire to, but can't quite yet articulate. Navigating this transition will be far from easy - we humans need to become capable of taking responsibility for ourselves, the world we live in and the technology that we create to live in that world. This is going to require that we level up both quickly and radically.

To say that this task is unprecedented is an exercise in understatement. Nonetheless, it is ours to do.

When Daniel and James first introduced me to the formulations they were devising with Neurohacker, I felt an important piece drop in. If it were possible to actually deliver on the promise of nootropics - a comprehensive and sustainable upgrade to human capacity - this could be decisive. After all, if you can take hundreds of millions of people around the world and meaningfully upgrade their capacity to hold complexity and make effective choices, good things result.

SHOW MORE

MEET THE FOUNDERS



Jordan Greenhall

CEO

A serial entrepreneur who co-founded companies Swell, Inc., Game B, and DivX.



James Schmachtenberger

President

Founded Mankind Cooperative; deep interest in human potential optimization; activist and advocate for human rights and environmental protection



Daniel Schmachtenberger

Director of R&D

Founder and Director of R&D for Critical Path Institute; social engineer and evolutionary strategist concerned with making possible the support of the highest quality of life for all life,



Venessa Miemis

A creative troublemaker and provocateur. Her background in psychology, design, and social theory have informed her inquiry into the human condition.

AND THE REST OF THE TEAM



Richard Pontillo
Senior Developer



Mark How
Sales, Marketing & Corporate Development



Shawn Ramer
Science and Technology



Ben Cote
Director of Community



Jodi Geigle
Community Experience Manager



Jason Liebrecht
Chief Technology Officer



Cassandra Pinkney
Executive Assistant



Jennifer Gold
Research and Development



Jacquelyn Loera
Executive Assistant



Angie Buchholz
Executive Assistant



Darrell Grable
Senior Writer



Matthew Stein
Director of Business Development



Justin Schilf
Creative Director

DETAILS

– COLLAPSE ALL

What is Neurohacker?

Neurohacker is committed to the concept of maximizing a concept called individual human sovereignty. What we mean here by “sovereignty” is the result of three very different kinds of capacities.

The first is perception. This includes things like sight and hearing as well as empathy and emotional sensitivity. The more you can perceive without being overwhelmed, the higher your capacity to experience the world.

The second capacity is “sense-making”. This has to do with your ability to take in perceptions and convert them into meaning - to go from merely sensing the world to making good choices about it. It is one thing, for example, to feel shame. It is another thing entirely to be able to make sense of why you feel shame and how you might best respond to that feeling.

The final capacity is your actual ability to act on your choices. Do you lack the motivation to act? Are you a bull in a china shop expending a huge amount of effort and creating a lot of unintended consequences? Or are you able to move through the world effortlessly, changing what you can and being at peace with what you can’t?

We define individual sovereignty as the combination of these three capacities and we are pioneering a science of sovereignty to improve people’s ability to be in the world. This approach requires that we take a different look at ideas like health and wellbeing that takes into account the full complexity of our minds and our bodies as well as both our social and physical environment.

We started with a nootropic stack because we saw a market need for something that our approach is uniquely positioned to satisfy.

What are the key differences between the traditional healthcare system and the system you’re developing?

The science of healthcare that came out of things like gross anatomy, germ theory and chemistry works extremely well for certain kinds of things. If you have a gunshot wound, a measles infection or a headache, this system will serve you extremely well. In other words, if the only thing that stands between you and health is a single relatively easy to identify cause, our current healthcare approach can do a lot to remove that cause and get you back to “normal”.

But more and more people are coming to realize that this level of health isn’t really the same as “wellbeing”. Conditions like ADHD and OCD or chronic pain and inflammation or brain fog and lack of motivation are rarely the result of one simple cause. Instead, they are the result of a whole complex of multiple kinds of causation tied together in a nest of feedback loops. All too often, we engage these complex systems with tools that are not designed to account for all the factors of a problem, which can do more harm than good.

If we are to move beyond traditional healthcare, and into true wellbeing care, an adequate approach must account for the complexity of the whole system informing our wellbeing status.

Take, as an example, the most common form of diabetes (Type II). This form of diabetes often results from low-quality diet and sedentary lifestyle. When one looks at the population of diabetics, many of the people suffering have had limited ability to make good choices with respect to their personal nutrition and lifestyles. This is actually a problem of sovereignty - people don't have good habits, good information and often are in a social environment that gives them bad models and feedback. Better approaches to preventing or delaying diabetes can emerge by reframing it as a problem of sovereignty, as a complex problem of individuals, in a given system, unable to make good choices. To address this will require a fully realized complex systems science which takes into account all of the different aspects of a given problem.

The good news is that the human body is remarkably good at not dying. It has a whole bunch of biological and psychological feedbacks that were honed by a long evolutionary timeframe to be very resilient and stay alive. We are not smart enough to design complex systems. But we are learning how to work with those natural complex systems to help them get back into balance. The more we understand the rich wholeness of the human mind/body system, the better we are getting at being able to work with those systems to maintain and even upregulate comprehensive wellbeing.

What is the range of products and services you envision happening under the umbrella of this company?

As you might imagine, our approach is not limited to nootropic products. Over the next year we intend to extend our product line to provide support for things like pain, sleep, and hormonal balance as well as to help improve performance around things like meditation, learning, compassion and creativity. Beyond that, we are already looking at new technical modalities like EEG feedback, transcranial electromagnetic stimulation, and a host of experimental techniques that work with the mind/body interface in useful ways. We are also bringing together scientists, doctors, biohackers and other kinds of wellbeing practitioners to participate in a collaborative movement to bring the insights of complex systems science to the broader population in whatever form makes sense to them.

If we look ever farther into the future we've personified a science fictional character. We call her our Fairy Godmother. You can imagine the Fairy Godmother as being an artificial intelligence agent who knows you intimately well. She knows your psychology, she knows your values, she knows your body in detail. She's been tapping into quantified self information about you for a long time. She knows your blood chemistry and your serotonin response to different kinds of experiences. She's also plugged into a scientific model that knows more about the way human beings respond to their environment than has ever been available. Her job is to help you maximize your individual wellbeing by helping you choose the right experiences. For example, she may know that right now what you need to do is have a nice conversation with your romantic partner. We know from psychology that healthy relationships are vital to human well being, and the Fairy Godmother knows (from watching your behavior and your biochemistry) which relationships needs some attention. Or perhaps you have been struggling with a creative project. The Fairy Godmother might suggest that you take a break and go have a picnic with a group of friends that you haven't seen in awhile. Naturally, she would also see to it that the food at the picnic is just what your body needs to refuel your creative juices and that the site of the picnic (perhaps a park overlooking the ocean) is just the right kind of place to get those juices flowing again. Imagine this fairy godmother available to everybody on the planet for free. That would be the ultimate fulfillment of our vision.

Where are you in terms of FDA approval?

Our approach allows us to formulate products using ingredients that fall into the FDA's "food" and "dietary ingredient" categories, which means that we do not have to undergo the multi- stage trials that the FDA requires for new drug products. By taking this approach, we can bring products to market at much lower costs and, therefore, can sell them directly to end consumers at prices that they can afford.

This approach is in line with the growing consciousness of the “empowered individual” that we are seeing across the economy and society. With the rise of the Internet and the increasing decentralization of power and information, far more people are choosing to take advantage of ubiquitous information, collaborative communities, and cheaper technologies to maximize their sovereignty. This broad movement shows up in many different ways, which range from something like Wikipedia (remember the Encyclopedia Britannica?), to far more specific and customized personal nutrition (remember the old "food pyramid"?).

We are very much aligned with this broad movement and see ourselves as fundamentally in collaboration with people taking empowered responsibility in their own sovereignty.

How do you break through to the skeptics saying supplements are a waste of money?

One of our challenges is that the supplement space is crowded with products, many of poor quality and often with claims overstating their benefits. As a consequence, the category has garnered a blemished reputation.

We believe that the the answer to overcoming that challenge is found in building the right kind of brand in the right kind of way. We began by focusing on only appealing to the most discerning people - scientists, doctors, dedicated biohackers. People who have already done the work to be able to tell the difference between “the real thing” and “snake oil”. We provided them with the information they need to make that determination for themselves. We have been transparent about our methods, our formulation, and our science. Even our full ingredient list is open for anyone to look at. We make it all publicly available and share it with as much precision as anybody cares to access. If you're a pharmacologist or a practicing psychiatrist, and you know what we're talking about, you can take a look at it and see it’s all real. People who know the difference between the fakes and reality can look at our stuff and confirm its legitimacy

We have been doing this for a year and a half now and the results are starting to speak for themselves. We are now having doctors come to us to purchase Qualia in bulk to provide to their patients and both biohackers and scientists have begun doing their own tests and experiments on Qualia, sometimes sharing their results online. In fact, Dr. Daniel Stickler of the Aperion Center recently joined our collective after seeing early positive results of QEEG tests on people using Qualia. Moreover, our customers are also spreading the good word. Even among the minority of customers for whom Qualia didn't work, many are still recommending it to their friends and family Why? Empowered responsibility. They know that this is a complex problem and even if this particular formulation doesn’t work for them, it can be very valuable for the people they care about.

What experts or influencers do you have who can attest that your products are better than others on the market?

Advisors. These are all people who are helping us with our approach and are actively helping us make products that are better than others on the market.

Dr. Daniel Stickler

Dr. Hyla Cass

Jason Silva

Dr. Andrew Huberman

Dr. Zachary Stein

Dr. Scott Barry Kaufman

Dr. Rishi Khatri

Lindsay Briner

Dr. Jon Wilkins

Dr. Heather Sandison

Forrest Landry

Diego Espinosa

Erica Lee

Elias Ladopoulos

Ryan Allis

Andrew Hewitt

Channel Partners. These are partners who have actively shared Qualia and Neurohacker with their communities.
Adam Markel

Ajit Nawalkha

Amber Hartnell

Anthony DiClementi

Arjuna Ardagh

Aurelio (Leo) Ramos

Ben Greenfield

Brian Appleton

Caleb Jennings

Cathy Bliss

Bill Bliss

Chistine Faler

Dan Fries

Dan Miller

Danielle Gordon

David Steele

Dr. Charles Parker

Dr. Daniel Stickler

Dr. Michelle Sands

Dr. Tamsin Lewis

ERISFIT/Chris + Thaddeus

Guy Ferdman

Houston Truong

Howie Jastrow

James Swanwick

Jameson Brandon

Jeffrey Martin

Jesse Lawler

Jim Bunch

John Butters/Experience Tribe

Jonathan Budd

Jonathan Robinson

Josh Trent

Larry Michel

Leah Lund

Mansal Denton

Mark Divine

Michael Costuros

Mike Bledsoe

Mike-andrew Lemaire

Monte Stettin

Nic Watson

Richard Webb

Ronnie Landis

Scott Dolly

Shirlene Reeves

Transformative Tech

Zack McLeod

Joel Sprechman

Jake Huddleston

Richard Modad

The Brotherhood Network, Inc./ Brent Sutherland

Matt Gallant

Future Thinkers/ Euvie Ivanova and Mike Gilliland

Dan Miller

Wholesale Partners. These partners are buying Qualia directly from us and selling it to their patients and customers.
Douglas Phillips

David Nohr

Seth Chernoff

Eve Encinitas

Bill Bliss

Vitality Neutraceuticals

Kevin Defro

Elena Giulini

Erik Zaremba

John Gray MarsVenus

Dr. Lekkos

Kristin McGary

Tomas Marada

Seth Schneider/Sandpoint Super Drug

Ahmed Haffejie

Cameron Neal

Claire Fitzpatrick

Kate Henderson

Laura Lennenberg

Dr. Stickler

Dr. Jeffry Gladden/Holly

Dr. Whentworth/Natalie

Dr. Don Davis/Roxanne

Dr. Alan Lazar

Dr. Chance Haugen

Matthew Graham

Michael Numinous

Jason Huntley

Kennith (boomer) Anderson

DR. Ann Shippy

dr. Louis b cady

Dr. Desmond Ebanks

Matthew Blackburn

Chris Oswald

What is the product?

The product is a specific mixture of 42 different ingredients. We crafted the formulation by first doing an exhaustive search of the vast clinical data that exists around the psycho-neuropharmacological effects of many different potential ingredients. We then plugged that data into our models of how and why the mind/body interface generates both changes in objective state (like growing neurons) and changes in subjective experience (like increased motivation). We then iterated back and forth between trial formulations and tests until we had a “gold” formula that we were ready to share.

For example of how this process worked, consider adrenal response. This is a part of the biological system that is designed to help us respond to stressors in our environment (like being chased by a lion). Over the past fifteen thousand years, we have come a long way from the savannah, and our modern environment is full of stressors (cars, televisions, coffee, bosses) that combine to put our mind and body under chronic stress conditions. As a result, many of us have been pushing ourselves into hyper-adrenal response, leaving us neurotic (easily triggered into a fight or flight response) or in malaise (unable to respond at all). The basic machinery of our adrenal system has been bent out of shape. There are a number of nutrients that have been shown to help bring the adrenal system back into balance. Or consider Piperine (an alkaloid found in black pepper). Piperine by itself has been shown to increase both serotonin and dopamine levels (providing certain antidepressant effects), but it is important in our formulation because it is highly synergistic with curcumin (turmeric) - making it both more bioavailable and significantly improving curcumin’s anti-inflammatory effects.

Broadly, one portion of our ingredients have been selected to address things like detoxification (particularly of the brain), anti-inflammation, antioxidants, and cellular membrane repair. For a lot of people, taking them is like drinking a glass of water when they’ve been in the desert for a week. Another portion of ingredients have to do with boosting the function of your basic neurochemical system. These include things like choline and acetyl donors that are metabolized in the brain to produce acetylcholine, a neurotransmitter associated with a number of cognitive functions and Huperzine A which has been shown to support learning, memory, neuroplasticity and executive function. A third focuses on neurogenesis (actually building more neurons) and neuroplasticity. A fourth on upregulating energy and metabolism in the brain. And another that is focused on improving blood flow through the brain. The sixth and final major focus was on improving cell structure integrity (e.g., supporting myelin sheaths and mitochondrial membrane structures).
The net result is an excellent general-purpose stack that meaningfully addresses the entire body/brain system to improve wholistic cognitive performance and subjective experience.

Who are you targeting with this product?

This product is not designed for everyone. It is designed for people who are ready to take responsibility for their wellbeing. For starters, some of Qualia's nutrients are taken when one first wakes up, with the 2nd grouping of nutrients taken after a meal. There are a lot of ingredients in the stack, so taking Qualia requires commitment. But there is a lot more it than that.

In fact, we talk about the necessity of taking your first month with Qualia as a "mindful month". Your first few weeks with Qualia are no joke. It is important, for example, to be responsible with your sleep habits and to be very aware of how your dosage is relating to your overall practices and habits. Most people find that the need to "dial in" their Qualia dosage to determine how it is best optimized into their current routine of things like coffee, meditation, exercise, and other lifestyle preferences.. If you are ready, willing and able to sign up for this level of engagement, then it is very likely that Qualia will improve your wellbeing. That said, the variations from one individual's neurology to another are significant, and therefore no stack, including Qualia, works for 100% of people. For example, there is a segment of about 7% of the population who are what's called "over-cholinergic". For this segment, Qualia is a bad choice. (Fear not, we have a formulation in mind that should work very well for our cholinergic friends). For the rest of the population, when used appropriately, Qualia will provide a meaningful positive response - and about 25% of the population can expect a serious win.

How did you get interested in this problem? ^

As is often the case with good things these days, Neurohacker started out in the deep Playa at Burning Man - where James had retreated to contemplate how he could best be of service to the world. He came up with the foundational idea of bringing applied pharmacology to enhance human wellbeing.

At the age of 18, James started taking classes at the Mind/Body College in San Diego. By 19, he became the college's president. He was simultaneously attending the college and running it. After several years of doing this, he was burnt out. Tired and with massive adrenal fatigue, his personality was jumping all over the place. He kept trying to look for solutions, but with his background, he knew the solution couldn't be found in just psychology. He started looking for solutions in the biochemistry side of the domain. He found a new treatment (initially designed for addiction recovery) that had just been introduced more broadly. He underwent the treatment and it completely turned him around. James then spent the better part of five years trying to figure out how to launch something into the world that could bring a new approach to biochemical healing - for the purposes of for the purpose of fully addressing the potential of an optimal mentality.

Then finally, at that fateful Burning Man, James and Daniel had a conversation where James talked about this thing that he's been trying to get off the ground, and Daniel turns his head and says, "Actually, I think I can probably solve that."

Daniel is trained as a multi-disciplinary scientist who was working with global nonprofits. He's one of those people who don't fit into an obvious box and therefore has to figure out a path for themselves. He was working in the NGO world, trying to do things such as saving the white rhino and addressing climate change, but he discovered no matter what approach these organizations took, they failed to solve the problems.

By sheer circumstance, Daniel had been diagnosed with autoimmune disease and, simply in order to resolve his own problem, he had turned his formidable complex systems models on human biochemistry. This is what he brought into the conversation with James on the Playa, and for two years after this epiphany, he and James had collaborated on evolving this framework into what is now the Neurohacker model.

My background was as a technology entrepreneur in the digital media space. I founded a company called DivX in 1999 and took it public on the NASDAQ in 2006. Before that, I was part of the startup teams for a company called Interview and another called MP3.com, also in San Diego (both of which had gone from startup to IPO). From 2007 to 2013, I was basically retired from the entrepreneur schtick and joined a bunch of think tanks around the country. Most notably a group called the Santa Fe Institute where complex systems science was invented.

My personal path to Neurohacker started improbably with the 2008 financial crisis where, as I watched my stock portfolio shrink at an alarming rate, I first really started to get the feeling that something was seriously amiss. I dove into the rabbit hole and as I dug into things like the economy and how the financial system worked, I began to realize that the people who are ostensibly in charge didn't really know what was going on - and that they were making significant errors as a consequence. As things began to spiral out into the global financial sector and into geopolitics, I concluded that this problem was part of a much larger issue. We have problems everywhere in our civilization largely because we don't yet know how to manage complex systems. After researching this further, I came to the conclusion that essentially all of the institutions that we have built over the past few centuries (everything from governance to education to healthcare) have this same problem. Precisely as things are becoming more and more complex, this "social fabric" is going to fail more frequent and obvious ways. We are going to need to "reinvent everything" to be adaptive to real complexity, and I set myself to work on trying to figure out how.As it turned out, Daniel was working on the same thing, and when a mutual friend introduced us, we quickly got to work trying to figure out how to best collaborate. As it turned out, the notion of using complex systems science to create products that could meaningfully improve individual sovereignty in large numbers of people proved to be the most powerful lever we could imagine.

So here we are.

When did the company launch and what's happened since then?

The company was formally founded in December of 2015. That was when we secured the first round of funding and issued operating documents. We spent the next six months putting together our final formulation, signing up and testing manufacturers, finalizing the brand and launching the e-commerce website. We first started selling Qualia online in June 2016 and very rapidly proved the product had a place in the market. After about three months, we had shown that customer acquisition costs and cost of goods sold were low enough to make us profitable at adequate revenue scale.

What are your margins?

The suggested resale price is $149 for a monthly supply or $129 if you sign up as a subscriber. About 25% of our customers sign up as subscribers on that first sale. The margins vary widely. We've had up to 55% unit margins, and we've had negative 15%. But generally, we are at about 27%, where for every dollar spent on costs of goods sold and customer acquisition nets $1.37 in sales revenue and 37 cents in profit contribution. The product is quite expensive to make, which is one reason competitors are not playing alongside us. It costs about a $36 per bottle. Notably, with 25% of customers ending up as subscribers, our profit contribution margin is higher in the months following the month in which a new customer was acquired.

How do you reach potential customers?

We have three primary channels for customer acquisition. One is direct marketing, the second is organic, and the third is what we call channel partners. Organic is ostensibly free. We have to create content and find people who care. About 20% of our traffic comes in organically. With direct marketing, the work horse right now is Facebook, but we also play with Google, Bing, Display, and Pinterest. We manage several different outsoruced teams that specialize in Facebook marketing. We usually buy where we have control over what the content is, and we manage it on a PPC or a CPA basis. Customer acquisition in the direct channel averages around $100 per new customer. Channel partners are people or groups who have established an audience that is likely to be interested in what we are about. We work with our channel partners to tell our story in a way that connects with their community and brand. We only work with people who have high resonance with our long-term vision and have high brand integrity. Our typical channel partner deal will pay them 25% of the revenue generated by their community.

What are your estimates for LTV?

Right now our blended life time revenues per customer across all channels and all product SKUs is about $275. This varies widely by channel and even month to month. For example, one of our channel partners tracked an LTV of $405 for customers acquired in November of 2016 and $286 for customers acquired in December of 2016. Looking at it from the other direction, our subscribers are generally churning out at a rate of 20% per month, but again with high variability between channels and month of first acquisition. The bottom line is that we are still very young and are still very much experimenting with customer acquisition and customer retention.

What does revenue look like?

We did about five hundred thousand dollars in total revenue last year, and we did about $1.6M in the first five months of this year.

What risks do you see as the most relevant?

We have four major ones. The first is simply managing the rate of growth. That's what keeps me up at night. We buy the product before we sell it. I pay half up front and eight weeks later, I pay the other half. When you're growing at the rate that we're growing this means carrying heavy capital costs. The second challenge is that we are still very much tuning up and optimizing our marketing channels and constantly learning new things about how to market to the right people. For example, with our Channel Partner program, we're only six months into having channel partners at all and there is a lot of learning left to do. We've only got 15 channel partners and we've got a list of 1,500 that we ultimately want to be in partnership with. The process of bringing them on board and getting the right kind of content is a massive piece of work.

The next operational challenge is good old-fashioned scaling the organization. We're at 17 people now, and we're about to cross over into new product development. As we get into more cash flow, I've got a list of a lot of people who we want to hire. Scaling the organization is going to be the next major challenge.

The last risk is regulatory. While we've taken care to navigate the FDA and FTC requirements (and have hired one of the best law firms in the country as our counsel here), regulation in a space like this is always tricky and, particularly as we start to expand our product offerings, it never gets easier.

What risk do you face in seeking government approvals?

The primary risk in our space is around claims - the way we describe our products and the kinds of things you claim that they can do. The FTC is the real hammer in this space. If you make claims that they don't like, they can and will come down hard on you. The FDA is the primary regulator in the market and, in particular, if they become concerned that we are doing something that is hurting people, they won't hesitate to do their job and protect the public.

As mentioned, we have already hired people out of DC who are some of the top people in the world on this question. Our strategy is to be the good guy - transparent, honest, real. We really share the same objectives as both the FTC and the FDA. We represent what the FDA wants in the market in a way that isn't common this is space.

How do you define your potential market?

We see four different markets, all concentric circles. At the center is the market for Qualia, our first product. Outside of that is the market for other kinds of products that we can build in the biochemical modality. Outside of that are other types of products that we build in the neurotech modality. Outside of that is the kind of product that we can build in the full domain of maximizing individual human sovereignty.

Even the first core market is large. For example, if you look at just the off-label use of Adderall and Modafinil, you're looking at about a $10 billion global market. What fraction of that market Qualia really addresses is hard to say, but a $1 billion dollar market for the top-tier nootropic is reasonable. In the second category we're looking at everything including sleep, anxiety, depression, learning, and meditation. This is easily a $50 billion and maybe as big as $100 billion global market. Some fraction of this market can be addressed with biochemistry - other portions will require us to reach out in the other neurotechnologies.

When it comes to maximizing human sovereignty? Priceless.

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1. *Our products are subject to government regulation, both in the United States and abroad, which could increase our costs significantly and limit or prevent the sale of our products*

The manufacture, packaging, labeling, advertising, promotion, distribution, and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States and other countries. The primary regulatory bodies in the United States are the FDA and the FTC, and we are also subject to similar regulators in other countries. Failure to comply with these regulatory requirements may result in various types of penalties or fines. These... READ MORE

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3rd

Daniel Schmachtenberger

Co-Founder & Director of Research and Development at Neurohacker Collective

Neurohacker Collective • Maharishi University of Management

Greater San Diego Area • 500+

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Daniel Schmachtenberger is a social engineer and evolutionary philosopher and strategist. He is the founder of Critical Path Institute, a research and design project aimed at the development of an integrated set of technologie…

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Experience

Co-Founder, Director of Research and Development
Neurohacker Collective
Jan 2016 – Present • 1 yr 6 mos
Encinitas, CA

Founder, Director of Research and Development
Critical Path Global
2013 – Present • 4 yrs
San Diego

Daniel is the Founder of Critical Path Global and the previous think tank that lead to its formation -- Strategic Global Solutions. His background in systems science, human behavior, and activism brought him to focus on the global systems that interconnect and drive our major global challenges. He has spent much of the last decade studying the etiology, scope, magnitude, timelines, and interconnectedness of major issues; inventorying global resources and solutions; doing detailed comparative analysis of economic and governance systems; and developing comprehensive systems solutions, adequate to the issues and realistically achievable.

The current work of Critical Path Global is focused on the Emergence Project: http://www.theemergenceproject.org

Senior Fellow
The Center For Integral Wisdom
Sep 2014 – Present • 2 yrs 10 mos

Research, writing, consulting, teaching

Advisory Board Member
The Foundation for Conscious Evolution
2013 – 2015 • 2 yrs

"I consider Daniel to be a primary planetary agent of our survival and thrival. His brilliance, passion and extraordinary capacity to see the whole system in all its parts is unprecedented in my experience. He is a a genius." ~Barbara Marx Hubbard

Director of Research and Development
Strategic Global Solutions
Jan 2007 – Jun 2012 • 5 yrs 6 mos

Daniel is a scientist, philosopher, and social visionary. His life's work is the application of the scientific method to social design for accelerating global evolution.

He is the founder and director of a global strategy think tank working on new governance models for coordinating and optimizing positive endeavors across all sectors.

He has is an evolutionary thinker with a diverse background in interdisciplinary science, complex systems management, psychology and personal development, human health and wellness, and strategic design and optimization.

He offers strategy and optimization consulting for non-profits and socially responsible companies to create greater efficiency and impact towards their missions.

His driving motive is the development of new integrated global systems that make possible and support the highest quality of life for all.

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Education

Maharishi University of Management
Bachelor's degree, Mathematics
1997 – 2001
Activities and Societies: Math club, permaculture club, local activism and volunteering, alternative energy technology group, tai chi, personal development group, integrative medicine group

Mathematics, philosophy, physics, chemistry

Body Mind College
Graduate Studies, Counseling Psychology
2001 – 2005

A.B.D.

Volunteer Experience

Canvasser
Greenpeace
1991 – 1993 • 2 yrs
Environment

Canvassing door to door and at events, letter writing campaigns, protests, and education. My early experiences here and with other activist organizations were formative to the thinking that lead to Critical Path and The Emergence Project.

Builder
Project Mercy
2002 – 2002 • less than a year
Poverty Alleviation

Building homes in poverty stricken areas of Mexico.

Canvasser
Human Rights Campaign
1995 – 1995 • less than a year
Civil Rights and Social Action

Canvassing at earth day and other events for civil rights issues.

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Featured Skills & Endorsements

Public Speaking · 96	Endorsed by **Carole Lieberman, M.D. and 4 others who are highly skilled at this**
Strategy · 81	Endorsed by **Julie-Elya Hasson and 3 others who are highly skilled at this** Endorsed by **2 of Daniel's colleagues at Neurohacker Collective**
Entrepreneurship · 64	Endorsed by **David Steel and 3 others who are highly skilled at this**

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Contact and Personal Info

Daniel's Profile, Websites, and Birthday

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Barbara Marx Hubbard • 3rd
Founder at Foundation for Conscious Evolution

Shellie Hunt • 3rd
CEO/Founder at Success is by Design LLC

Messaging

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syster

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Larry
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Kenn
Co Owner, DJ at CityBeatz DJ Services

Matt Rosencraft • 3rd
Speaker, Trainer, Success & Wellness Coach

Kristine Reese • 3rd
Primary Care Doctor and Owner at LotusRain Naturopathic Clinic

Arianna Aguilar • 3rd
Business Consultant who help increase business profitability by utilizing an individualized cost containment strategy

Richard Learmont • 3rd
Co-Founder BY DESIGN Consulting



3rd

James Schmachtenberger

President at Neurohacker Collective ♦ Cognitive Enhancement ♦ Social Change ♦ Neurological Optimization

Neurohacker Collective • Body Mind College

Encinitas, California • 500+

Send InMail

My internal motivator to facilitate change throughout humanity is the foundation on which I built Neurohacker Collective. As the organization's Co-Founder and President, I motivate, direct, and instill the culture tha… See more

Experience

Co-Founder & President
Neurohacker Collective
Sep 2014 – Present • 2 yrs 10 mos
Greater San Diego Area

As the Co-Founder and President at Neurohacker Collective, I direct, motivate, and lead the organization, as well as lay its foundation for expansion. Following my introduction to the movement over ten years ago, I experienced first hand the incredible powers Neurohacking has on an individual's empathy, concentration, creativity, and overall wellbeing. Neurohacker Collective unites the best scientists with the finest resources to upgrade the Neurohacking arena and make it easily accessible for the masses.

A few years ago, we looked at the current state of Neurohacking and felt compelled to make it more collaborative and beneficia for the general public. Our solution, Neurohacker Collective, is a venue for vetting, curation, co-creation, and sharing of the science, art, and technology of Neurohacking.

At Neurohacker Collective, we believe that humans perform at maximum capacity when they are empowered with the tools they need to make the best decisions, and when they take responsibility for making those choices. To aid in this philosophy, our cognitive enhancement supplement, Qualia, provides cutting edge chemistry to upgrade the hardware your consciousness was built on. With effects of focused productivity, expanded creativity, reduced anxiety, and enhanced empathy, Qualia contributes to the psychological well-being and emotional health of whole, thriving human beings.

The team at Neurohacker Collective invites you to participate with us and learn the science, do the research, and commit your own information and experience into our shared understanding. We encourage you to take Empowered Responsibility for your own neurology.

Specialties: • Neurohacker • Empowered Responsibility • Entrepreneurship • Qualia • Cognitive Enhancement • Social Change • Neurological Optimization • Alternative Medicine • Fundraising • Political Activism

Contact and Personal Info

James' Profile and Websites

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Venessa Miemis • 3rd
Movement Strategist at Neurohacker Collective

Benjamin Cote • 3rd
Direct

Messaging

Adeli
CEO o

Justi
Creati
Collec

Kevir
CEO a

Scott
CEO a

Andr
Founc

John Assaraf • 3rd
CEO, NeuroGym | Built 5 Multi-Million Dollar Companies | Philanthropist | NY Times Best Selling Author

Michael Shields • 3rd
President at Adept Life Sciences

Bryan Franklin • 2nd
Co-Founder and CEO at OutboundWorks

Founder

Mankind Cooperative

Dec 2015 – Present • 1 yr 7 mos

Greater San Diego Area

I founded Mankind Cooperative in 2015 to provide a safe and comfortable space for people to get the medicine they require. Mankind Cooperative's staff is fully educated on all products and provides support to our 3,000 customers in choosing the right products for their needs.

Mankind Cooperative is one of the only fully licensed and approved dispensaries in San Diego, representing a shift within the medical cannabis industry to become fully legitimized within our region.

Specialties: • Neurohacker • Empowered Responsibility • Entrepreneurship • Qualia • Cognitive Enhancement • Social Change • Neurological Optimization • Alternative Medicine • Fundraising • Political Activism

Executive Producer

Science of Weed

Jan 2010 – Present • 7 yrs 6 mos

Greater San Diego Area

Since 2010, I have championed political activism and utilized skills learned as a young entrepreneur to raise awareness of medicinal marijuana initiatives and research through the art of filmmaking. My first film, 'Medicinal Cannabis and It's Impact on Human Health', is currently the #1 documentary in terms of viewership pertaining to medical marijuana.

My second film, 'The Science of Weed', is the most comprehensive documentary ever made on medicinal marijuana. With a gross-budget of over $1M, 'The Science of Weed' takes viewers on an information-packed journey to learn from the world's leading MD's, PhD's, and researchers about medicinal cannabis and its demonstrated effects on human health.

Specialties: • Neurohacker • Empowered Responsibility • Entrepreneurship • Qualia • Cognitive Enhancement • Social Change • Neurological Optimization • Alternative Medicine • Fundraising • Political Activism

Treasurer & Spokesman

Citizens for Patients Rights

Apr 2011 – Present • 6 yrs 3 mos

Greater San Diego Area

At Citizens for Patients Rights, I played a major role in raising over $250,000 to drive drug law reformation and overturn an unpopular medical marijuana ban passed in San Diego, in addition to placing sympathetic ballot measures.

Citizens for Patients Rights is a political action committee comprised of patients, caregivers, and supporters of medicinal marijuana use in response to the passing of severely restrictive ordinances in San Diego County. This initiative would allow for safe, regulated access to medical marijuana for qualified patients with a valid doctor's recommendation through well-lit, secure storefront dispensaries operating in full compliance with the California Compassionate Use Act.

Specialties: • Neurohacker • Empowered Responsibility • Entrepreneurship • Qualia • Cognitive Enhancement • Social Change • Neurological Optimization • Alternative Medicine • Fundraising • Political Activism

President

Patient Care Association of California

Jan 2012 – Dec 2012 • 12 mos

Greater San Diego Area

While serving as President of The Patient Care Association of California, I established a code of ethics, as well as accreditation and certification programs for collective members within the medicinal marijuana industry. These initiatives standardized practices to bring unity to an industry traditionally comprised of isolated proprietors who lived in fear of government, as well as criminal elements.

The Patient Care Association of California was one of the first and now the largest trade associations for the cannabis industry. The organization formed in response to the uncertain regulatory and legal environment surrounding medicinal marijuana use, and the absence of an industry-wide body and authoritative voice.

Specialties: • Neurohacker • Empowered Responsibility • Entrepreneurship • Qualia • Cognitive Enhancement • Social Change • Neurological Optimization • Alternative Medicine • Fundraising • Political Activism

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Education

Body Mind College
Holistic Health Practitioner, Alternative Health
2000 – 2002

Maharishi University of Management
2000 – 2001

Founded by Maharishi Yogi the founder of transcendental meditation.

Institute for Omniology
1996 – 2000

Volunteer Experience

Fundraiser & Volunteer
Greenpeace

Greenpeace is the leading independent campaigning organization that uses peaceful protest and creative communication to expose global environmental problems and to promote solutions that are essential to a green and peaceful future.

Fundraiser & Volunteer
Human Rights Campaign

The Human Rights Campaign represents a force of more than 1.5 million members and supporters nationwide. As the largest national lesbian, gay, bisexual, transgender, and queer civil rights organization, HRC envisions a world where LGBTQ people are ensured of their basic equal rights, and can be open, honest and safe at home, at work and in the community.

Fundraiser & Volunteer
Amnesty International USA

Amnesty International is a global movement of people fighting injustice and promoting human rights. We work to protect people wherever justice, freedom, truth and dignity are denied. Currently the world's largest grassroots human rights organization, we investigate and expose abuses, educate and mobilize the public, and help transform societies to create a safer, more just world.

See more volunteer experiences

Featured Skills & Endorsements

Political Activist · 4 — **Jay Williams and 3 connections** have given endorsements for this skill

Fundraising · 19 — Endorsed by **David Steel, who is highly skilled at this**

Entrepreneurship · 38 — Endorsed by **Cheryl Shuman and 5 others who are highly skilled at this**

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3rd

Jason Liebrecht

Solving problems business challenges through technology.

Neurohacker Collective • National University

Greater San Diego Area • 500+

Send InMail

Over 25 years experience working with Software Engineering and Information Systems from "hands-on" to management. I have extensive background with many aspects of technology management with experie… See more

Experience

Chief Technology Officer
Neurohacker Collective
Dec 2016 – Present • 7 mos
Encinitas

Hands on technologist managing the engineering team to provide solutions for our business priorities and objectives.

Software Engineer, Project Manager & Scrum Master
Independent Consultant
Feb 2009 – Present • 8 yrs 5 mos
Greater San Diego Area

Freelance Developer and Scrum Master working with a variety of clients to implement or maintain web applications and websites.

Development experience:
- Ruby on Rails
- APIs
- Javascript/CoffeeScript
- AngularJS
- SQL (MySql & Postgres)
- MongoDB
- Wordpress: Site development and custom plugins

Project Leadership:
- Scrum
- Kanban
- Waterfall Project Management

CTO
uLabs Ventures
Jan 2014 – Apr 2015 • 1 yr 4 mos
San Diego

Built and lead a talented development team to create the next stage in talent development and matching. Our platform was designed to match the greatest interns with the greatest internships. We developed a proprietary matching algorithm to match interns to internships based on preferences on both sides, geography, and availability. Using a mix of technology we implemented a highly performant applications on Ruby, Python, MongoDB and AngularJS.

Manager - Project Management
The Active Network
Apr 2011 – Jan 2014 • 2 yrs 10 mos
Greater San Diego Area

Managed a distributed team of Scrum Masters and Project Managers working on a diverse portfolios of high-profile web & software development projects. Assigned, prioritized, and balanced project resources to align with the goals and objectives of the business. Reviewed and approved project schedules. Defined project management best practices to include documentation and training. Managed escalation and risk mitigation activity and communication.

General Manager
IfWeRanTheWorld
May 2009 – May 2011 • 2 yrs 1 mo
Greater New York City Area

As the General Manager I combined the roles of CTO, COO, and CFO. Responsible for the operational well being of the organization with a hands on role with the user experience and technical development. Worked with the design and development team to determine and define product features and requirements. This includes client-facing responsibilities related to technical design and development. We exclusively used Agile Development processes to manage our product development allowing us to move quickly and transparently. Approximately 50 percent of my time is spent working directly with the development team as an engineer.

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Education

National University
CIS
2004 – 2006

Volunteer Experience

Tour de Fat Event Coordinator
San Diego Mountain Biking Association
Oct 2009 – Present • 7 yrs 9 mos
Health

Since 2009 I have helped organize and plan the New Belgium Tour de Fat in San Diego. Working with the San Diego Mountain Biking Association and San Diego County Bicycle Coalition we have obtained and managed the volunteers needed to make these events a success. As of 2015 we have raised over $200,000 for cycling advocacy in San Diego.

Contact and Personal Info
Jason's Profile and Websites
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Jeff Riggs • 3rd
Associate Director, Market and Competitive Intelligence

Xavier De Leon • 3rd
Senio

Messaging

Linds
Resea

Terry
Senio

Mega
Sr. Pr
Envir

Holly
Data

Derel
Sr. So

Jodi Geigle • 2nd
Nutritionist, Health & Wellness Professional

Justin Schilf • 3rd
Creative Director at Neurohacker Collective

Olivia Macleod
Administrative Profession, Excellent Customer Service Skills, Action-Oriented



3rd

Jordan Greenhall

Co-Founder & CEO of the Neurohacker Collective

Neurohacker Collective • Harvard Law School

Greater San Diego Area • 500+

Send InMail

While studying at Texas A&M and Harvard University, I was fascinated by the idea that industries, economies, and societies as a whole can be entirely disrupted by technology delivered in the right way, at the right time. With this …

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Jordan's Activity

1,653 followers

+ Follow

#solidity developers ping me.
Jordan shared this

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Experience

Co-Founder & CEO
Neurohacker Collective
2015 – Present • 2 yrs
Greater San Diego Area

At the Neurohacker Collective, we believe that humans perform at maximum capacity when they are empowered with the tools they need to make the best decisions, and when they take responsibility for making those choices. To aid in this philosophy, we have brought to bear the still new sciences of applied complexity and applied neuroscience to stake a leadership position in the human optimization market.

The Neurohacker Collective, is a venue for vetting, curation, co-creation, and sharing of the science, art, and technology of Neurohacking. Our pilot product, a cognitive enhancement supplement named Qualia, provides cutting edge chemistry to upgrade the hardware your consciousness was built on. With effects of focused productivity, expanded creativity, reduced anxiety, and enhanced empathy, Qualia contributes to the psychological well-being and emotional health of whole, thriving human beings.

The team at the Neurohacker Collective invites you to participate with us and learn the science, do the research, and commit your own information and experience into our shared understanding. We encourage you to take Empowered Responsibility for your own neurology.

Neurohacker • Empowered Responsibility • Entrepreneurship • Technology • Qualia • Cognitive Enhancement • Story Telling • Systems Thinking • Online Communities • Cognitive Enhancement • Social Change • Neurological Optimization

Contact and Personal Info

Jordan's Profile and Websites

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Daniel Schmachtenberger • 3rd
Co-Founder & Director of Research and Development at Neurohacker Collective

Gk Pa
Co-Fo

Jon E
CEO, (

Benj
Direct

Kevir
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Venessa Miemis • 3rd
Movement Strategist at Neurohacker Collective

Forrest Landry • 3rd
CEO at Magic Flight

James Schmachtenberger • 3rd
President at Neurohacker Collective ♦ Cognitive Enhancement ♦ Social Change ♦ Neurological Optimization

Andrew Huberman • 3rd
Neurobiology Professor/Lab Head/Group Leader at Stanford University School of Medicine

Messaging

Chief Ratiocinator
Backfeed
Apr 2015 – Present • 2 yrs 3 mos
The Blockchain

As an Angel Investor at Backfeed, I invested in the company as well as helped build the core platform technology for the emerging Decentralized Autonomous Organization market.

Backfeed develops the foundational tools that work on top of blockchain technology in order to empower Decentralized Collaborations. It provides the protocols that make it possible for any disparate group of individuals to easily deploy decentralized applications based on spontaneous, large-scale, and free collaboration.

Specialties: • Neurohacker • Empowered Responsibility • Entrepreneurship • Technology • Cognitive Enhancement • Story Telling • Systems Thinking • Online Communities • Social Change

Co-Founder
Swell, Inc.
Oct 2013 – Dec 2015 • 2 yrs 3 mos
Greater San Diego Area

As one of the Co-Founders of Swell, I was an integral component in building and developing the company as an experiment in social theory. While serving as an e-commerce company, Swell simultaneously tests the possibility of cultivating a successful organization with complete transparency and peer-to-peer trust.

Co-Founder
Game B
2011 – 2013 • 2 yrs
Greater San Diego Area

I Co-Founded Game B in 2011, to create an effective and collaborative collective intelligence that had the capacity to imagine both the problems and the solutions that 21st Century civilization will face. We gathered remarkable scientists, philosophers, technologists, story tellers and entrepreneurs with a deep commitment to the future.

Trustee
Santa Fe Institute
2007 – 2011 • 4 yrs

At Santa Fe Institute, which invented the science of complexity as well as transdisciplinary science, I was involved in a range of topics including futurism, artificial intelligence, complex evolutionary dynamics, conflict management, and crisis management.

The Santa Fe Institute is a private, not-for-profit, independent research and education center, where leading scientists grapple with some of the most compelling and complex problems of our time.

Specialties: • Neurohacker • Empowered Responsibility • Entrepreneurship • Technology • Qualia • Cognitive Enhancement • Story Telling • Systems Thinking • Online Communities • Neurohacker • Qualia • Cognitive Enhancement • Social Change • Neurological Optimization

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Education

Harvard Law School
Juris Doctor (J.D.), Law
1994 – 1997
Activities and Societies: Graduated Magna Cum Laude as well as played on the universities Ice Hockey team

Texas A&M University
Bachelor's Degree, Philosophy and Political Science
1990 – 1994
Activities and Societies: Graduated Summa Cum Laude



2nd

Mark How

Executive ~ Sales, Marketing, Media Buying, Business Development & Corp Dev.

Neurohacker Collective • University of Victoria

Greater San Diego Area • 500+

Send InMail | Connect

Life in the breach. Front-line start up, with awesome people, is my favorite place to deploy. Having, taken three early stage technology companies to profitability, enjoyed two successful IPOs, and been on either side … See more

Highlights

1 Mutual Connection
You and Mark both know Kendall Herbst

Mark's Articles

1,769 followers

+ Follow

Shoppers Online Activities Influence In-Store Retail
Mark How on LinkedIn
May 2, 2016

Choppy Markets, Tightening Belts, & Yet…Still Some Reason for Hope
Mark How on LinkedIn
February 10, 2016

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Contact and Personal Info

Mark's Profile

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Dave Cynkin • 2nd
Chief Marketing Officer, Strategic Advisor to CEO's & Founders, Business Development Executive, Athlete



Ches
Partn

Blake
Co-Fo

Gk P
Co-Fo

Thon
Senio
Techn

Jim C
SVP, B
Devel

Jeffr
VP, Growth

Lauretta Harsha • 3rd
Owner of World Horizons Travel & Director of Operations at Chopper Spotter Inc.

Eric Grab • 3rd
Disruptive Technologist

Darrius Thompson • 3rd
CEO & Co-founder SweetLabs

Messaging



2nd

Shawn Ramer

Senior Executive in the Health and Wellness Industry

Neurohacker Collective • Harvard Medical School

Greater New York City Area • 500+

Send InMail Connect

Executive with extensive experience in Information Technology, science, and healthcare within the Pharmaceutical industry. Proven leadership in diverse areas from high-performance computing, laboratory automation… See more

Highlights

1 Mutual Connection
You and Shawn both know Richard Dale

Experience

Chief Scientific Officer
Neurohacker Collective
2017 – Present • less than a year
Encinitas, CA

Sr. Vice President, Information Technology
Bristol-Myers Squibb
2012 – 2016 • 4 yrs
Princeton, NJ

Responsible for IT system for Bristol-Myers Squibb.

Vice President, R&D Informatics
Bristol-Myers Squibb
1998 – 2012 • 14 yrs
Princeton, NJ

Responsible for Information and related technologies in Research and Development

Various
Hoffmann-La Roche
1991 – 1998 • 7 yrs

Chemistry, Scientific management, and Information management for R&D organization. Included international responsibility for staff in Switzerland.

Education

Harvard Medical School
post-Doc, Bioorganic chemistry
1988 – 1991

University of Alberta
Ph.D., Organic Chemistry
1983 – 1988

Eastern Mennonite University
B.A., Chemistry
1980 – 1983

Contact and Personal Info
Shawn's Profile
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Learn the skills Shawn has

Cert Prep: ITIL Foundations
Viewers: 81,413

Strategic Planning Foundations

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